EXHIBIT 99.1

Oritani Financial Corp. Announces 3rd Quarter Results

TOWNSHIP OF WASHINGTON, N.J., April 28, 2009 (GLOBE NEWSWIRE) -- Oritani Financial Corp. (the "Company" or "OFC") (Nasdaq:ORIT), the holding company for Oritani Bank (the "Bank") reported net income of $1.5 million, or $0.04 per share, for the three months ended March 31, 2009, and $4.0 million, or $0.11 per share, for the nine months ended March 31, 2009. This compares to net income of $2.4 million ($0.06 per share) and $7.5 million ($0.19 per share) for the corresponding 2008 periods, respectively.

Kevin J. Lynch, the Company's Chairman, President and CEO, commented on developments over the quarter, "Our delinquent loan totals appear to be stabilizing. All of our problem loans are progressing, at various speeds, toward resolution. We continued to increase our loan reserve position over the quarter to reflect the risks of doing business in today's economy." Mr. Lynch continued, "Our core business is realizing notable successes. Deposit growth, a management focus, has exceeded expectations. Our deposit totals have grown over 40% since the beginning of our fiscal year and I am proud to announce that we recently topped $1.0 billion in total deposits. We continue to exhibit strong growth in loans despite stringent underwriting. Our net interest income before provision for loan losses, also continues to grow. The total for the March quarter was nearly $11 million, a 23.8% increase over the corresponding 2008 period."

Comparison of Operating Results for the Periods Ended March 31, 2009 and 2008

Net Income. Net income decreased $862,000 to $1.5 million for the quarter ended March 31, 2009, from $2.4 million for the corresponding 2008 quarter. The most prominent difference between the two periods is in the provision for loan losses. Provision for loan losses increased $1.7 million over the periods. In addition, operating expenses increased $1.9 million over periods. These items were partially offset by a $2.1 million increase in net interest income before provision for loan losses. These changes are discussed in greater detail below. Our annualized return on average assets was 0.35% for the quarter ended March 31, 2009 and 0.71% for the corresponding 2008 quarter. Our annualized return on average equity was 2.47% for the quarter ended March 31, 2009 and 3.36% for the corresponding 2008 quarter.

Net income decreased $3.5 million to $4.0 million for the nine months ended March 31, 2009, from net income of $7.5 million for the corresponding 2008 period. Our annualized return on average assets was 0.33% and our annualized return on average equity was 2.11% for the nine month period ended March 31, 2009, versus 0.79% and 3.62% for the nine month period ended March 31, 2008, respectively.

Total Interest Income. Total interest income increased by $4.3 million, or 23.4%, to $22.6 million for the three months ended March 31, 2009, from $18.3 million for the three months ended March 31, 2008. The largest increase occurred in interest on loans, which increased $4.4 million, or 30.9%, to $18.6 million for the three months ended March 31, 2009, from $14.2 million for the three months ended March 31, 2008. Over that same period, the average balance of loans increased by $335.2 million while the yield on the portfolio decreased 32 basis points.

Total interest income increased by $12.0 million, or 22.7%, to $65.1 million for the nine months ended March 31, 2009, from $53.1 million for the nine months ended March 31, 2008. The largest increase occurred in interest on loans, which increased $12.8 million, or 31.6%, to $53.2 million for the nine months ended March 31, 2009, from $40.4 million for the nine months ended March 31, 2008. Over that same period, the average balance of loans increased by $325.8 million and the yield on the portfolio decreased 36 basis points.

Total Interest Expense. Total interest expense increased by $2.2 million, or 23.0%, to $11.8 million for the three months ended March 31, 2009, from $9.6 million for the three months ended March 31, 2008. Interest expense on deposits increased by $737,000, or 12.4%, to $6.7 million for the three months ended March 31, 2009, from $5.9 million for the three months ended March 31, 2008. The average balance of interest bearing deposits increased by $254.7 million and the average cost of these funds decreased 62 basis points over this period. Interest expense on borrowings increased by $1.5 million to $5.1 million for the three months ended March 31, 2009, from $3.7 million for the three months ended March 31, 2008. The average balance of borrowings increased $168.2 million and the cost decreased 27 basis points over these periods.

Total interest expense increased by $5.2 million, or 18.7%, to $32.9 million for the nine months ended March 31, 2009, from $27.7 million for the nine months ended March 31, 2008. Interest expense on deposits decreased by $668,000, or 3.6%, to $17.8 million for the nine months ended March 31, 2009, from $18.5 million for the nine months ended March 31, 2008. The average balance of interest bearing deposits increased by $132.9 million and the average cost of these funds decreased 69 basis points over this period. Interest expense on borrowings increased by $5.8 million, or 63.4%, to $15.1 million for the nine months ended March 31, 2009, from $9.2 million for the nine months ended March 31, 2008. The average balance of borrowings increased $224.2 million and the cost decreased 40 basis points over this period.

Net Interest Income Before Provision for Loan Losses. Net interest income increased by $2.1 million, or 23.8%, to $10.8 million for the three months ended March 31, 2009, from $8.7 million for the three months ended March 31, 2008. The Company's net interest rate spread increased to 2.37% for the three months ended March 31, 2009, from 2.06% for the three months ended March 31, 2008. However, the Company's net interest margin decreased to 2.68% for the three months ended March 31, 2009, from 2.75% for the three months ended March 31, 2008. The Company's net interest rate spread and net interest margin were hindered in the 2009 period due to nonaccrual loans. The Company's net interest income was reduced by $1.2 million for the three months ended March 31, 2009 due to the impact of nonaccrual loans.

Net interest income increased by $6.9 million, or 27.0%, to $32.3 million for the nine months ended March 31, 2009, from $25.4 million for the nine months ended March 31, 2008. The Company's net interest rate spread increased to 2.40% for the nine months ended March 31, 2009, from 2.06% for the nine months ended March 31, 2008. The Company's net interest margin increased to 2.82% for the nine months ended March 31, 2009, from 2.81% for the nine months ended March 31, 2008. The Company's net interest rate spread and net interest margin were hindered in the 2009 period due to nonaccrual loans. The Company's net interest income was reduced by $2.5 million for the nine months ended March 31, 2009 due to the impact of nonaccrual loans.

Provision for Loan Losses. The Company recorded provisions for loan losses of $2.4 million for the three months ended March 31, 2009 as compared to $750,000 for the three months ended March 31, 2008. The Company also recorded provisions for loan losses of $7.8 million for the nine months ended March 31, 2009 as compared to $2.1 million for the nine months ended March 31, 2008. There were no recoveries or charge-offs in any of the periods.

The Company's allowance for loan losses is analyzed quarterly and many factors are considered, including comparison to peer reserve levels. As in previous quarters, loan growth was a component of the provision for loan losses in the 2009 periods. The delinquency and nonaccrual totals, however, were the primary contributors to the increased level of provision for loan losses.

Delinquency information is provided below:

 Delinquency Totals

                     3/31/09   12/31/08  9/30/08   6/30/08   3/31/08
                     --------  --------  --------  --------  --------
 30 - 59 days                        (in thousands)
  past due           $  4,897  $  4,979  $ 16,624  $ 25,367  $ 23,531
 60 - 89 days
  past due              2,130     5,942     1,381        18    14,034
 nonaccrual            52,260    44,067    25,337    14,211       384
                     --------  --------  --------  --------  --------
 Total               $ 59,287  $ 54,988  $ 43,342  $ 39,596  $ 37,949
                     ========  ========  ========  ========  ========

The level and magnitude of the delinquent loan total has increased since last quarter. The Company has continued its aggressive posture toward delinquent borrowers. The Company has commenced legal action against virtually all borrowers who are more than 45 days delinquent. The Company has refused to extend the maturity date of any construction loan, even if the interest payments are current, unless the borrower agrees to reduce the Company's exposure and agrees to an additional fee if the loan is not paid in full on or before the new maturity date.

The nonaccrual total of $52.3 million at March 31, 2009 includes all of the loans ($44.1 million) that were classified as nonaccrual at December 31, 2008. These loans have been discussed in prior public releases. Two of these loans are to one borrower and totaled $18.3 million at December 31, 2008. The loans are secured by a condominium construction project and raw land with all building approvals, both of which are in Northern New Jersey. Oritani has been working with the borrower. The construction of the condominium project is virtually complete and the individual unit sales process has commenced. Several units are currently under contract with closings expected to begin in late May. As of March 31, 2009, the total outstanding on these loans was $19.4 million. These two loans were considered impaired as of March 31, 2009. In accordance with the results of the Company's Statement of Financial Accounting Standards #114 ("FAS 114") impairment analyses, specific reserves totaling $4.8 million have been recorded against these loans. Another significant component of nonaccrual loans at March 31, 2009 were three loans to another borrower. One of these loans is a $7.9 million loan secured by a retail mall in Northern New Jersey. The other two loans total $10.2 million and are secured by a golf course in Bergen County, New Jersey. All three of these loans are classified as nonaccrual and impaired as of March 31, 2009. Oritani is in litigation with this borrower, foreclosure proceedings have commenced and a rent receiver has been placed in control of the operations of these properties. Net cash generated from the operation of these properties is being forwarded from the rent receiver to Oritani. In accordance with the results of the impairment analyses, no reserve was required for these loans as they were considered to be well collateralized. Another significant portion of the nonaccrual total at March 31, 2009 were three loans to one borrower that totaled $6.6 million. These loans were secured by various warehouse properties in Rockland, Nassau and Westchester counties, New York. All three of these loans were classified as nonaccrual and impaired at March 31, 2009. Oritani is in litigation with this borrower, foreclosure proceedings have commenced and we are attempting to have a rent receiver appointed by the court. In accordance with the results of the impairment analyses, a specific reserve of $40,000 has been recorded against one of these loans. No reserve was required for the other loans as they were considered to be well collateralized. The largest addition to the nonaccrual total at March 31, 2009 was a $5.9 million multifamily loan located in Bergen County, New Jersey. This loan was included in the 60-89 days past due total at December 31, 2008. The borrower on this loan has declared bankruptcy, a rent receiver is in place, net cash flows from the operation of the property are being forwarded to Oritani, and the bankruptcy trustee is actively marketing the property for sale. In accordance with the results of the impairment analysis for this loan, no reserve was required as the loan is considered to be well collateralized. The nonaccrual total at March 31, 2009 includes two loans that required an impairment reserve as of March 31, 2009. One of these loans is a $1.1 million condominium construction loan located in Morris County, New Jersey. This loan was not delinquent at December 31, 2008. The other loan is a $609,000 multifamily loan located in Middlesex County, New Jersey. This loan was included in the 60-89 days past due total at December 31, 2008. In accordance with the impairment analyses performed for these two loans, specific reserves of $315,000 and $300,000, respectively, have been recorded against these two loans.

Below is a rollforward of the allowance for loan losses for the fiscal year to date (dollars in thousands):

                                              Quarter Ended
                                      3/31/09    12/31/08   9/30/08
                                      --------   --------   --------

 Balance at the beginning of
  the period                          $18,907    $15,407    $13,532

 Provision for loan losses              2,400      3,500      1,875
 Chargeoffs                                --         --         --
 Recoveries                                --         --         --
                                      --------   --------   --------

 Balance at the end of the period     $21,307    $18,907    $15,407
                                      ========   ========   ========

 Allowance as a % of total loans         1.69%      1.54%      1.34%
                                      ========   ========   ========

Other Income. Other income increased by $31,000 to $822,000 for the three months ended March 31, 2009, from $791,000 for the three months ended March 31, 2008. Results for the quarter ended March 31, 2009 were reduced due to a $225,000 impairment charge and a $12,000 loss on partial sale of a mutual fund holding in the Company's AFS portfolio. Results for the quarter ended March 31, 2008, were reduced due to the recognition of a $352,000 impairment charge taken regarding three equity securities in the Company's securities AFS portfolio.

Other income decreased by $1.8 million to $1.5 million for the nine months ended March 31, 2009, from $3.3 million for the nine months ended March 31, 2008. The primary cause of the decrease was a $1.8 million impairment charge taken regarding equity securities in the Company's AFS portfolio as of December 31, 2008

Operating Expenses. Operating expenses increased by $1.9 million to $6.7 million for the three months ended March 31, 2009, from $4.8 million for the three months ended March 31, 2008. The Company's efficiency ratio (total operating expenses divided by the sum of net interest income before provision for loan losses plus total other income) for the 2009 quarter was 57.2%. Compensation, payroll taxes and fringe benefits increased $1.3 million over the period. The primary factor in this increase was $896,000 of expense in the 2009 quarter associated with the amortization of the Company's stock benefit plans. There was also an increase of $282,000 directly pertaining to compensation, due to additional staff and merit increases. Office occupancy and equipment expense increased $208,000 to $643,000 for the three months ended March 31, 2009, from $435,000 for the corresponding 2008 period. The increase was primarily comprised of increases in maintenance expense, depreciation and real estate taxes, particularly for the two new branches that the Company opened in October, 2008. Other expense increased $178,000 to $333,000 for the three months ended March 31, 2009, from $155,000 for the corresponding 2008 period. The increase was primarily due to expenses associated with problem loans.

Operating expenses increased by $5.2 million to $19.1 million for the nine months ended March 31, 2009, from $13.9 million for the nine months ended March 31, 2008. The increase was again primarily due to compensation, payroll taxes and fringe benefits, which increased $3.8 million over the period. This increase was primarily comprised of $2.7 million in costs associated with the Company's stock benefit plans, a $763,000 increase in compensation, and $252,000 of expenses associated with retirement benefits. Insurance, legal, audit and accounting expenses increased $500,000 primarily due to increased costs associated with our audit and exams, SOX and compliance during the 2009 period. The Company's efficiency ratio for the nine months ended March 31, 2009 was 56.5%.

Income Tax Expense. Income tax expense for the three months ended March 31, 2009 was $1.1 million, due to pre-tax income of $2.6 million, resulting in an effective tax rate of 41.5%. Income tax expense for the three months ended March 31, 2008 was $1.6 million, due to pre-tax income of $4.0 million, resulting in an effective tax rate of 41.1%. Income tax expense for the nine months ended March 31, 2009, was $2.9 million, due to pre-tax income of $6.9 million, resulting in an effective tax rate of 41.4%. For the nine months ended March 31, 2008, income tax expense was $5.2 million, due to pre-tax income of $12.8 million, resulting in an effective tax rate of 41.0%.

Comparison of Financial Condition at March 31, 2009 and June 30, 2008

Total Assets. Total assets increased $346.9 million, or 24.0%, to $1.79 billion at March 31, 2009, from $1.44 billion at June 30, 2008. The increases were primarily in the captions of loans and securities available for sale ("AFS"), and were primarily funded through increased deposits and borrowings.

Net Loans. Loans, net increased $227.0 million, or 22.5%, to $1.23 billion at March 31, 2009, from $1.01 billion at June 30, 2008. The Company continued its emphasis on loan originations, particularly multifamily and commercial real estate loans. Loan originations and purchases totaled $356.5 million for the nine months ended March 31, 2009.

Deposits. Deposits increased $303.1 million, or 43.4%, to $1.00 billion at March 31, 2009, from $698.9 million at June 30, 2008. Deposits increased $122.1 million during the quarter ended March 31, 2009. The Bank has implemented several initiatives designed to achieve deposit growth. Two new branch locations have recently been opened. Strong deposit growth remains a strategic objective of the Company.

Borrowings. Borrowings increased $76.1 million, or 17.5%, to $509.7 million at March 31, 2009, from $433.7 million at June 30, 2008. The Company committed to various long term advances from the FHLB-NY over the period.

Stockholders' Equity. Stockholders' equity decreased $36.8 million, or 13.2%, to $242.2 million at March 31, 2009, from $279.0 million at June 30, 2008. On March 18, 2009, the Company announced the completion of its third 10% repurchase program as well as the commencement of a fourth (967,828 shares) 10% repurchase program. As of March 31, 2009, the Company had repurchased a total of 3,319,500 shares at a total cost of $52.3 million and an average cost of $15.76 per share. Through April 21, 2009, the Company had repurchased a total of 3,376,600 shares at a total cost of $53.1 million and an average cost of $15.73 per share.

About the Company

Oritani Financial Corp. is the holding company for Oritani Bank, a savings bank offering a full range of retail and commercial loan and deposit products. Oritani Bank is dedicated to providing exceptional personal service to their individual and business customers. The Bank currently operates its main office and 20 full service branches in the New Jersey Counties of Bergen, Hudson and Passaic. For additional information about Oritani Bank, please visit www.oritani.com.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company and the Bank operate, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

               Oritani Financial Corp. and Subsidiaries
                  Township of Washington, New Jersey
                      Consolidated Balance Sheets
                   March 31, 2009 and June 30, 2008
                   (in thousands, except share data)

                                              March 31,    June 30,
                                                2009         2008
                                             -----------  -----------
            Assets                           (unaudited)

 Cash on hand and in banks                   $   32,525   $    7,332
 Federal funds sold and short
  term investments                               25,068        1,558
                                             -----------  -----------
   Cash and cash equivalents                     57,593        8,890

 Loans, net                                   1,234,097    1,007,077
 Securities available for sale,
  at market value                               119,193       22,285
 Mortgage-backed securities held to
  maturity, estimated market value of
  $134,846 and $162,671 at March 31, 2009
  and June 30, 2008, respectively               133,584      163,950
 Mortgage-backed securities available for
  sale, at market value                         142,442      149,209
 Bank Owned Life Insurance (at cash
  surrender value)                               29,095       26,425
 Federal Home Loan Bank of New York stock,
  at cost                                        24,971       21,547
 Accrued interest receivable                      7,030        5,646
 Investments in real estate joint ventures,
  net                                             5,917        5,564
 Real estate held for investment                  1,337        3,681
 Office properties and equipment, net            13,760        9,287
 Other assets                                    21,214       19,733
                                             -----------  -----------
 Total Assets                                $1,790,233   $1,443,294
                                             ===========  ===========

             Liabilities

 Deposits                                    $1,002,040   $  698,932
 Borrowings                                     509,743      433,672
 Advance payments by borrowers for taxes
  and insurance                                   7,911        7,024
 Accrued taxes payable                            1,737           --
 Official checks outstanding                      4,475        4,143
 Other liabilities                               22,154       20,548
                                             -----------  -----------
   Total liabilities                          1,548,060    1,164,319
                                             -----------  -----------

         Stockholders' Equity

 Common stock, $0.01 par value;
  80,000,000 shares authorized;
  40,552,162 issued at December 31, 2008
  and June 30, 2008; 37,232,662 outstanding
  at December 31, 2008; and 40,187,062
  outstanding at June 30, 2008                      130          130
 Additional paid-in capital                     131,640      128,656
 Unallocated common stock held by the
  employee stock ownership plan                 (14,108)     (14,704)
 Treasury stock, at cost; 3,319,500 shares
  at March 31, 2009 and 365,100 shares
  at June 30, 2008                              (52,312)      (5,926)
 Retained income                                175,129      171,160
 Accumulated other comprehensive loss,
  net of tax                                      1,694         (341)
                                             -----------  -----------
   Total stockholders' equity                   242,173      278,975
                                             -----------  -----------

 Total Liabilities and Stockholders' Equity  $1,790,233   $1,443,294
                                             ===========  ===========

               Oritani Financial Corp. and Subsidiaries
                  Township of Washington, New Jersey
                   Consolidated Statements of Income
          Three and Nine Months Ended March 31, 2009 and 2007

                                Three months ended  Nine months ended
                                    March 31,           March 31,
                                  2009      2008     2009       2008
                                --------  --------  --------  --------
                                    unaudited           unaudited

                                 (in thousands, except per share data)
 Interest income:
   Interest on mortgage loans   $ 18,553  $ 14,173  $ 53,198  $ 40,417
   Interest on securities held
    to maturity                      190       349       725       934
   Interest on securities
    available for sale               713       373     1,346     1,418
   Interest on mortgage-backed
    securities held to maturity    1,373     1,787     4,405     5,766
   Interest on mortgage-backed
    securities available
    for sale                       1,763     1,285     5,436     3,147
   Interest on federal funds
    sold and short
    term investments                   6       351         7     1,401
                                --------  --------  --------  --------
      Total interest income       22,598    18,318    65,117    53,083
                                --------  --------  --------  --------

 Interest expense:
   Deposits                        6,680     5,943    17,796    18,464
   Borrowings                      5,118     3,651    15,058     9,213
                                --------  --------  --------  --------
      Total interest expense      11,798     9,594    32,854    27,677
                                --------  --------  --------  --------

      Net interest income
       before provision for
       loan losses                10,800     8,724    32,263    25,406

 Provision for loan losses         2,400       750     7,775     2,050
                                --------  --------  --------  --------
      Net interest income          8,400     7,974    24,488    23,356
                                --------  --------  --------  --------

 Other income:
   Service charges                   255       292       863       836
   Real estate operations, net       280       272       982     1,036
   Income from investments in
    real estate joint ventures       196       281       739       879
   Bank-owned life insurance         294       264       837       787
   Net loss on sales and write
    down of securities              (237)     (352)   (2,037)     (352)
   Other income                       34        34       106       108
                                --------  --------  --------  --------
      Total other income             822       791     1,490     3,294
                                --------  --------  --------  --------

 Operating expenses:
   Compensation, payroll taxes
    and fringe benefits            4,569     3,231    13,598     9,815
   Advertising                       150       128       414       376
   Office occupancy and
    equipment expense                643       435     1,566     1,223
   Data processing service fees      270       268       799       792
   Federal insurance premiums         46        25       106        72
   Telephone, Stationary,
    Postage and Supplies             214       114       475       313
   Insurance, Legal, Audit and
    Accounting                       427       395     1,305       805
   Other expenses                    333       155       805       495
                                --------  --------  --------  --------
      Total operating expenses     6,652     4,751    19,068    13,891
                                --------  --------  --------  --------

      Income before income
       tax expense                 2,570     4,014     6,910    12,759
 Income tax expense                1,067     1,649     2,862     5,226
                                --------  --------  --------  --------
      Net income                $  1,503  $  2,365  $  4,048  $  7,533
                                ========  ========  ========  ========

 Basic and fully diluted income
    per common share            $   0.04  $   0.06  $   0.11  $   0.19
                                ========  ========  ========  ========

                  Average Balance Sheet and Yield/Rate Information
                        For the Three Months Ended (unaudited)
             ---------------------------------------------------------
                     March 31, 2009              March 31, 2008
             ---------------------------- ----------------------------

               Average   Interest Average   Average   Interest Average
             Outstanding  Earned/ Yield/  Outstanding Earned/   Yield/
               Balance     Paid     Rate    Balance     Paid     Rate
             ----------- -------- ------- ----------- -------- -------
                               (Dollars in thousands)

 Interest-
  earning
  assets:
 Loans       $1,220,390  $18,553  6.08%    $  885,223  $14,173  6.40%
 Securities
  held to
  maturity       24,909      190  3.05%        20,075      349  6.95%
 Securities
  available
  for sale       73,025      713  3.91%        31,419      373  4.75%
 Mortgage
  backed
  securi-
  ties
  held to
  maturity      138,493    1,373  3.97%       185,414    1,787  3.86%
 Mortgage
  backed
  securi-
  ties
  available
  for sale      147,157    1,763  4.79%        99,854    1,285  5.15%
 Federal
  funds
  sold and
  short
  term in-
  vestments       5,107        6  0.47%        44,737      351  3.14%
             ----------  -------           ----------  -------
  Total
   inte-
   rest-
   earning
   assets     1,609,081   22,598  5.62%     1,266,722   18,318  5.78%
                         -------                       -------
 Non-inte-
  rest-
  earning
  assets        120,435                        73,147
             ----------                    ----------
  Total
   assets    $1,729,516                    $1,339,869
             ==========                    ==========

 Interest-
  bearing
  liabil-
  ities:
 Savings
  deposits      143,321      469  1.31%       149,229      587  1.57%
 Money
  market        108,444      659  2.43%        48,793      439  3.60%
 NOW
  accounts       73,047      161  0.88%        73,862      203  1.10%
 Time
  deposits      620,470    5,391  3.48%       418,681    4,714  4.50%
             ----------  -------           ----------  -------
  Total
   depo-
   sits         945,282    6,680  2.83%       690,565    5,943  3.44%
 Borrowings     508,368    5,118  4.03%       340,138    3,651  4.29%
             ----------  -------           ----------  -------
   Total
    inte-
    rest-
    bearing
    liabil-
    ities     1,453,650   11,798  3.25%     1,030,703    9,594  3.72%
                         -------                       -------
 Non-inte-
  rest-
  bearing
  liabili-
  ties           32,709                        27,751
             ----------                    ----------
  Total
   liabil-
   ities      1,486,359                     1,058,454
 Stock-
  holders'
  equity        243,157                       281,415
             ----------                    ----------
   Total
    liabili-
    ties and
    stock-
    holders'
    equity   $1,729,516                    $1,339,869
             ==========                    ==========

 Net inte-
  rest income            $10,800                       $ 8,724
                         =======                       =======
 Net interest
  rate spread
  (1)                             2.37%                         2.06%
                                  =====                         =====
 Net inte-
  rest-
  earning
  assets (2) $  155,431                    $  236,019
             ==========                    ==========
 Net inte-
  rest
  margin (3)                      2.68%                         2.75%
                                  =====                         =====
  Average
   of in-
   terest-
   earning
   assets
   to in-
   terest-
   bearing
   liabili-
   ties                           1.11X                         1.23X
                                  =====                         =====

    (1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of
        average interest-bearing liabilities.
    (2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
    (3) Net interest margin represents net interest income divided by average total interest-earning assets.

                 Average Balance Sheet and Yield/Rate Information
                      For the Nine months Ended (unaudited)
             ---------------------------------------------------------
                     March 31, 2009              March 31, 2008
             ---------------------------- ----------------------------

               Average   Interest Average   Average   Interest Average
             Outstanding  Earned/ Yield/  Outstanding Earned/   Yield/
               Balance     Paid     Rate    Balance     Paid     Rate
             ----------- -------- ------- ----------- -------- -------
                               (Dollars in thousands)

 Interest-
  earning
  assets:
 Loans       $ 1,155,755 $ 53,198   6.14% $   829,967 $ 40,417   6.49%
 Securities
  held to
  maturity        24,733      725   3.91%      18,753      934   6.64%
 Securities
  available
  for sale        43,699    1,346   4.11%      36,641    1,418   5.16%
 Mortgage
  backed
  securities
  held to
  maturity       148,556    4,405   3.95%     199,225    5,766   3.86%
 Mortgage
  backed
  securities
  available
  for sale       148,429    5,436   4.88%      79,163    3,147   5.30%
 Federal
  funds sold
  and short
  term
  investments      1,875        7   0.50%      41,622    1,401   4.49%
             ----------- --------         ----------- --------
   Total
    interest-
    earning
    assets     1,523,047   65,117   5.70%   1,205,371   53,083   5.87%
                         --------                     --------
 Non-
  interest-
  earning
  assets          91,501                       69,018
             -----------                  -----------
   Total
    assets   $ 1,614,548                  $ 1,274,389
             ===========                  ===========

 Interest-
  bearing
  liabili-
  ties:
 Savings
  deposits       144,247    1,536   1.42%     152,576    1,885   1.65%
 Money market     83,402    1,735   2.77%      44,128    1,317   3.98%
 NOW accounts     74,405      486   0.87%      73,662      640   1.16%
 Time
  deposits       520,303   14,039   3.60%     419,109   14,622   4.65%
             ----------- --------         ----------- --------
  Total
   deposits      822,357   17,796   2.89%     689,475   18,464   3.57%
 Borrowings      504,384   15,058   3.98%     280,181    9,213   4.38%
             ----------- --------         ----------- --------
   Total
    interest-
    bearing
    liabili-
    ties       1,326,741   32,854   3.30%     969,656   27,677   3.81%
                         --------                     --------
 Non-
  interest-
  bearing
  liabili-
  ties            32,271                       27,025
             -----------                  -----------
  Total
   liabili-
   ties        1,359,012                      996,681
 Stock-
  holders'
  equity         255,536                      277,708
             -----------                  -----------
   Total
    liabili-
    ties and
    stock-
    holder's
    equity   $ 1,614,548                  $ 1,274,389
             ===========                  ===========

 Net
  interest
  income                 $ 32,263                     $ 25,406
                         ========                     ========
 Net
  interest
  rate
  spread (1)                        2.40%                        2.06%
                                  =======                      =======
 Net
  interest-
  earning
  assets (2) $   196,306                  $   235,715
             ===========                  ===========
 Net
  interest
  margin (3)                        2.82%                        2.81%
                                  =======                      =======

  Average of
   interest-
   earning
   assets to
   interest-
   bearing
   liabili-
   ties                             1.15X                        1.24X
                                  =======                      =======

  (1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
  (2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
  (3) Net interest margin represents net interest income divided by average total interest-earning assets.

CONTACT:  Oritani Financial Corp.
          Kevin J. Lynch, Chairman, President and Chief Executive
           Officer
          (201) 664-5400